Exhibit 99.1

NEWS ANNOUNCEMENT

FOR IMMEDIATE RELEASE

Contact:

Robert Stefanovich

Executive Vice President, Chief Financial Officer

Artemis International Solutions Corporation

949-660-6555

robert.stefanovich@us.aisc.com

Deborah Pettigrew

Artemis International Solutions Corporation

949-660-6554

deborah.pettigrew@us.aisc.com

ARTEMIS ANNOUNCES THIRD QUARTER 2004 FINANCIAL RESULTS

New major customers demonstrate gaining momentum of Company’s solutions offering; Artemis expects positive operating results for fourth quarter of 2004

NEWPORT BEACH, Calif., November 10, 2004 — Artemis International Solutions Corporation (OTCBB: AMSI), the leading provider of Investment Planning and ControlTM solutions, today reported its financial results for the third quarter ended September 30, 2004.

Artemis reported $11.0 million in total revenue for the third quarter ended September 30, 2004, with software license revenue of $2.4 million, at a level comparable to the third quarter of 2003. Software and support revenue increased to 60.7 percent of total revenue, compared to 50.5 percent in the same quarter of 2003.

The Company reported operating results, excluding amortization expense and restructuring charges, of $(0.8) million, compared to $(1.6) million for the third quarter of 2003. The operating loss for last year excludes the positive impact of $1.0 million in non-Artemis services revenue that had been previously deferred.

On a US GAAP basis the company’s net income for the third quarter reported a net loss of $(3.0) million, or $(0.30) per common share, including amortization expense of $1.0 million and restructuring charges of $0.7 million. This compares to a net loss of $(1.4) million, or $(0.14) per common share for the third quarter of 2003.

Patrick Ternier, president and CEO of Artemis International said “Our move toward higher margin revenue sources continues with now more than 60 percent of our sales coming from software and support, and more than one-third of our license sales coming from Artemis 7-based Investment Planning & Control solutions.  Executives are looking for better ways to oversee their whole investment mix to improve alignment of business objectives with budgets and execute strategy more effectively. Increasingly we are seeing them choose Artemis to help them achieve these objectives”.

                Artemis also reports success for its industry optimized solutions approach through the addition of major new customers, including :

-                    IT Management and Governance : American International Group, AXA, Crédit du Nord, Euriware, HSH Nordbank, Promina Insurance Group, GAD, TJX companies, Total.

-                    New Product Development : Alcatel Business Systems, CSK Japan, McData, Nokia, TDC Norway, Sara Lee Branded Apparel.

-                    Public Investment Management : Brisbaine City Council, Conseil du Trésor, Italian Ministery of Economy & Finance (SOGEI), Jiangsu Provincial Communication Division.

-                    Fleet Asset Optimization : Exelon Nuclear, General Electric Oil and Gas

-                    Aerospace and Defense Program Management : Bath Iron Works, Lockheed Martin Space.

Business Outlook

                Artemis expects a positive operating margin for the fourth quarter of 2004 based on the forecasted growth in software revenue coupled with cost savings from recent restructuring actions.

- more -

About Artemis International Solutions Corporation

                Artemis International Solutions Corporation (OTCBB: AMSI) is the global provider of Investment Planning and ControlTM solutions that help organizations execute strategy through effective portfolio and project management. Artemis has refined 30 years experience into a suite of industry optimized solutions and packaged consulting services that combine to establish an overall planning and control framework encompassing IT management, new product development, public investment management, program management, fleet asset optimization, and detailed project management. With a global network covering 44 countries, Artemis has helped thousands of companies to improve their business performance through better alignment of strategy, investment planning and project execution.

                For more information visit www.aisc.com.

Forward Looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This press release contains or may contain forward-looking statements such as statements regarding the Company’s growth and profitability, growth strategy, liquidity and access to public markets, operating expense reduction and trends in the industry in which the Company operates. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in the Company’s filings with the Securities and Exchange Commission.  The Company assumes no obligation to update these forward-looking statements to reflect actual results, changes in risks, uncertainties or assumptions underlying or affecting such statements or for prospective events that may have a retroactive effect.

# # #

ARTEMIS INTERNATIONAL SOLUTIONS CORPORATION.

Consolidated Financial Highlights

(Unaudited)

	Three Months Ended September 30,				Nine Months Ended September 30,
		Percent		Percent		Percent		Percent
		of Total		of Total		of Total		of Total
	2004	Revenues	2003	Revenues	2004	Revenues	2003	Revenues
	(in thousands, except per share data)
Statement of Operations Data:
Revenue:
Software	$2,388	21.7%	$2,473	18.1%	$8,513	22.4%	$10,146	23.4%
Support	4,299	39.0%	4,433	32.4%	12,816	33.7%	12,753	29.4%
Services	4,322	39.3%	6,761	49.5%	16,727	44.0%	20,431	47.2%
	11,009	100.0%	13,667	100.0%	38,056	100.0%	43,330	100.0%
Cost of revenue:
Software	53	0.5%	83	0.6%	146	0.4%	508	1.2%
Support	1,481	13.5%	1,246	9.1%	4,342	11.4%	3,874	8.9%
Services	3,814	34.6%	4,534	33.2%	13,362	35.1%	15,306	35.3%
	5,348	48.6%	5,863	42.9%	17,850	46.9%	19,688	45.4%
Gross margin	5,661	51.4%	7,804	57.1%	20,206	53.1%	23,642	54.6%
Operating expenses:
Selling and marketing	2,969	27.0%	4,097	30.0%	10,567	27.8%	12,214	28.2%
Research and development	1,689	15.3%	1,997	14.6%	5,797	15.2%	6,146	14.2%
General and administrative	1,798	16.3%	2,319	17.0%	6,475	17.0%	8,337	19.2%
Amortization expense	1,030	9.4%	1,030	7.5%	3,088	8.1%	3,088	7.1%
Restructuring charge	654	5.9%	-	0.0%	2,049	5.4%	-	0.0%
	8,140	73.9%	9,443	69.1%	27,976	73.5%	29,785	68.7%
Operating loss	(2,479)	-22.5%	(1,639)	-12.0%	(7,770)	-20.4%	(6,143)	-14.2%
Net interest expense	236	2.1%	40	0.3%	444	1.2%	85	0.2%
Other non-operating expense (income), net	60	0.5%	(44)	-0.3%	(219)	-0.6%	(158)	-0.4%
Foreign exchange (gain) loss	261	2.4%	(409)	-3.0%	352	0.9%	(239)	-0.6%
	557	5.1%	(413)	-3.0%	577	1.5%	(312)	-0.7%
Loss before income taxes	(3,036)	-27.6%	(1,226)	-9.0%	(8,347)	-21.9%	(5,831)	-13.5%
Income tax expense (benefit)	(63)	-0.6%	150	1.1%	318	0.8%	455	1.1%
Net Ioss	$(2,973)	-27.0%	$(1,376)	-10.1%	$(8,665)	-22.8%	$(6,286)	-14.5%

Basic and diluted loss per common share	$(0.30)		$(0.14)		$(0.87)		$(0.63)

Weighted average common shares used in computing basic and diluted loss per common share	9,965		9,965		9,965		9,965

Reconciliation of Net loss to EBITDA:

Net loss	$(2,973)		$(1,376)		$(8,665)		$(6,286)

Depreciation and Amortization	1,179		1,389		3,598		4,148
Interest	236		40		444		85
Taxes	(63)		150		318		455
EBITDA (1)	$(1,621)		$203		$(4,305)		$(1,598)

Net cash used in operations	$(3,707)		$(2,870)		$(6,344)		$(3,372)

(1) Represents net earnings (loss) before depreciation and amortization, interest income and expense and income tax expense/benefit. EBITDA is not indicative of cash provided by or used in operating activities and may differ from comparable information provided by other companies. EBITDA should not be considered in isolation, as an alternative to, or more meaningful than measures of financial performance determined in accordance with accounting principles generally accepted in the United States. EBITDA is commonly used in the industry and is presented because Artemis believes it provides relevant and useful information to investors. Investors would use such a measure to analyze and compare companies on the basis of current period operating performance. Artemis utilizes and has disclosed EBITDA to provide additional information with respect to its ability to meet future capital expenditures and working capital requirements, to incur indebtedness if necessary, and to fund continued growth.